As filed with the Securities and Exchange Commission on July 27, 2009

File No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934

________________________

AOL Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-4268793
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
770 Broadway New York, New York (Address of Principal Executive Offices)	10003 (Zip Code)

Registrant’s telephone number, including area code: (212) 652-6400 Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer,”
“accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company☐

AOL Inc.
Cross-Reference Sheet Between the Information Statement and Items of Form 10

Our Information Statement may be found as Exhibit 99.1 to this Registration Statement on Form 10.  For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item No.	Caption	Location in Information Statement
1.	Business	See “Summary,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Spin-Off,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

1A.	Risk Factors	See “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements”

2.	Financial Information	See “Summary,” “Risk Factors,” “Selected Historical Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

3.	Properties	See “Business—Property and Equipment”

4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”

5.	Directors and Executive Officers	See “Management”

6.	Executive Compensation	See “Executive Compensation”

7.	Certain Relationships and Related Transactions, and Director Independence	See “Risk Factors,” “Management” and “Certain Relationships and Related Party Transactions”

8.	Legal Proceedings	See “Business—Legal Proceedings”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters	See “The Spin-Off”

10.	Recent Sales of Unregistered Securities	See “Description of Our Capital Stock” and “Certain Relationships and Related Party Transactions—Related Party Transactions—Patch Acquisition”

11.	Description of Registrant’s Securities to be Registered	See “Description of Our Capital Stock”

12.	Indemnification of Directors and Officers	See “Description of Our Capital Stock”

13.	Financial Statements and Supplementary Data	See “Summary,” “Selected Historical Financial Data” and “Index to Financial Statements” and the financial statements referenced therein

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None

Item No.	Caption	Location in Information Statement
15.	Financial Statements and Exhibits	See “Index to Financial Statements” and the financial statements referenced therein

(a) List of Financial Statements and Schedules

The following financial statements and schedules are included in the Information Statement and filed as part of this Registration Statement on Form 10:

(1)	Audited Consolidated Financial Statements of AOL Inc., including Report of Independent Registered Public Accounting Firm;

(2)	Unaudited Interim Consolidated Financial Statements of AOL Inc.; and

(3)	Schedule II - Valuation and Qualifying Accounts.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement between AOL Inc. and Time Warner Inc.*

3.1	Certificate of Incorporation of AOL Inc.*

3.2	By-laws of AOL Inc.*

10.1	Form of Transition Services Agreement between AOL Inc. and Time Warner Inc.*

10.2	Form of Tax Matters Agreement between AOL Inc. and Time Warner Inc.*

10.3	Form of Employee Matters Agreement between AOL Inc. and Time Warner Inc.*

10.4	Form of Intellectual Property Cross-License Agreement between AOL Inc. and Time Warner Inc.*

10.5	Employment Agreement between AOL LLC, Time Warner Inc. and Timothy Armstrong, dated March 12, 2009 and effective as of April 7, 2009.*

10.6	Employment Letter Agreement between AOL LLC and Ira Parker, dated January 7, 2008.*

10.7	Employment Letter Agreement between AOL LLC and Tricia Primrose, dated December 7, 2008.*

10.8	Employment Letter Agreement between AOL LLC and David Harmon, dated February 8, 2008.*

10.9	2009 Retention Program Letter Agreement between AOL LLC and Ira Parker, dated April 1, 2009.*

10.10	2009 Retention Program Letter Agreement between AOL LLC and Tricia Primrose, dated April 1, 2009.*

10.11	2009 Retention Program Letter Agreement between AOL LLC and David Harmon, dated April 1, 2009.*

Exhibit Number	Exhibit Description

10.12	2008 Retention Program Letter Agreement between AOL LLC and Ira Parker, dated May 7, 2008.*

10.13	2008 Retention Program Letter Agreement between AOL LLC and Tricia Primrose, dated May 7, 2008.*

10.14	2008 Retention Program Letter Agreement between AOL LLC and David Harmon, dated May 7, 2008.*

10.15	2007 Retention Letter Agreement between AOL LLC and David Harmon, dated October 15, 2007.*

10.16	Amendment to 2007 Retention Letter Agreement between AOL LLC and David Harmon, dated November 5, 2007.*

10.17	Relocation Letter Agreement between AOL LLC and Ira Parker, dated April 1, 2009.*

10.18	AOL LLC 2009 Global Bonus Plan.*

10.19	AOL LLC 2008 Annual Incentive Plan.*

21.1	List of subsidiaries of AOL Inc.*

99.1	Preliminary Information Statement of AOL Inc., subject to completion, dated July 27, 2009.

* To be filed by amendment.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

AOL HOLDINGS LLC,

By:	/s/ Timothy Armstrong
Name: Timothy Armstrong
Title: Chairman and Chief Executive Officer

Dated:  July 27, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement between AOL Inc. and Time Warner Inc.*

3.1	Certificate of Incorporation of AOL Inc.*

3.2	By-laws of AOL Inc.*

10.1	Form of Transition Services Agreement between AOL Inc. and Time Warner Inc.*

10.2	Form of Tax Matters Agreement between AOL Inc. and Time Warner Inc.*

10.3	Form of Employee Matters Agreement between AOL Inc. and Time Warner Inc.*

10.4	Form of Intellectual Property Cross-License Agreement between AOL Inc. and Time Warner Inc.*

10.5	Employment Agreement between AOL LLC, Time Warner Inc. and Timothy Armstrong, dated March 12, 2009 and effective as of April 7, 2009.*

10.6	Employment Letter Agreement between AOL LLC and Ira Parker, dated January 7, 2008.*

10.7	Employment Letter Agreement between AOL LLC and Tricia Primrose, dated December 7, 2008.*

10.8	Employment Letter Agreement between AOL LLC and David Harmon, dated February 8, 2008.*

10.9	2009 Retention Program Letter Agreement between AOL LLC and Ira Parker, dated April 1, 2009.*

10.10	2009 Retention Program Letter Agreement between AOL LLC and Tricia Primrose, dated April 1, 2009.*

10.11	2009 Retention Program Letter Agreement between AOL LLC and David Harmon, dated April 1, 2009.*

10.12	2008 Retention Program Letter Agreement between AOL LLC and Ira Parker, dated May 7, 2008.*

10.13	2008 Retention Program Letter Agreement between AOL LLC and Tricia Primrose, dated May 7, 2008.*

10.14	2008 Retention Program Letter Agreement between AOL LLC and David Harmon, dated May 7, 2008.*

10.15	2007 Retention Letter Agreement between AOL LLC and David Harmon, dated October 15, 2007.*

10.16	Amendment to 2007 Retention Letter Agreement between AOL LLC and David Harmon, dated November 5, 2007.*

10.17	Relocation Letter Agreement between AOL LLC and Ira Parker, dated April 1, 2009.*

10.18	AOL LLC 2009 Global Bonus Plan.*

Exhibit Number	Exhibit Description

10.19	AOL LLC 2008 Annual Incentive Plan.*

21.1	List of subsidiaries of AOL Inc.*

99.1	Preliminary Information Statement of AOL Inc., subject to completion, dated July 27, 2009.

* To be filed by amendment.